UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
September 7, 2004 (June 22, 2004)

LOUDEYE CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-29583	91-1908833

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington	98144

(Address of Principal Executive Offices)	Zip Code

(206) 832-4000

(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On June 22, 2004, Loudeye Corp. (“Loudeye”) filed a current report on Form 8-K with respect to its tender offer for and acquisition of the outstanding shares of On Demand Distribution Limited, or OD2, a privately held digital music provider based in Europe. As of that date, holders of approximately 93% of OD2’s share capital had accepted Loudeye’s offer. Subsequent thereto, all remaining shareholders of OD2 accepted Loudeye’s offer and Loudeye now owns 100% of the share capital of OD2.

     Pursuant to Item 7 of Form 8-K (as in effect prior to August 23, 2004 and now replaced by Item 9.01 of Form 8-K), Loudeye was permitted to file certain financial information by amendment no later than September 7, 2004. This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Loudeye on June 22, 2004 to include the historical financial statements of OD2, and the unaudited pro forma financial information listed below.

Item 9.01(b). Financial Statements and Exhibits.

			Page
(a)	Financial Statements of Business Acquired

	Financial Statements of OD2 as of and for the fiscal years ended March 31, 2004 and 2003		4

	Report of the Independent Auditors		5

	Consolidated Profit and Loss Account for the years ended
	March 31, 2004 and 2003		8

	Consolidated Balance Sheet as at March 31, 2004 and 2003		9

	Consolidated Cash Flow Statement for the years ended
	March 31, 2004 and 2003		11

	Notes to the Financial Statements		12

(b)	Pro Forma Financial Information (Unaudited)

	Pro Forma Condensed Consolidated Financial Statements for the six months ended June 30, 2004 and for the year ended December 31, 2003		24

	Pro Forma Condensed Consolidated Statement of Operations
	for the six months ended June 30, 2004		27

	Pro Forma Condensed Consolidated Statement of Operations
	for the year ended December 31, 2003		28

(c)	Exhibits

	2.1	Recommended Offer by Loudeye Corp. for On Demand Distribution Limited dated June 22, 2004 (including form of Registration Rights Agreement)(i)

2.2	Deed Poll of Warranty and Indemnity dated June 22, 2004(i)

23.1	Consent of Independent Accountants

(i)	Incorporated by reference to the Company's current report
on Form 8-K dated June 22, 2004.

ON DEMAND DISTRIBUTION LIMITED

FINANCIAL STATEMENTS

For the year ended 31 March 2004

Report of the independent auditors

TO THE SHAREHOLDERS AND BOARD OF DIRECTORS OF ON DEMAND DISTRIBUTION LIMITED

We have audited the consolidated balance sheets of On Demand Distribution Limited as at 31 March 2004 and 31 March 2003 and the consolidated profit and loss account and cash flows for each of the two years in the period ended 31 March 2004. These financial statements are the responsibility of On Demand Distribution Limited’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom and the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the consolidated financial statements present fairly, in all material respects, the financial position of On Demand Distribution Limited as at 31 March 2004 and 31 March 2003 and the results of its operations and its cash flows for each of the two years in the period ended 31 March 2004 in conformity with generally accepted accounting principles in the United Kingdom.

Accounting principles generally accepted in the United Kingdom vary in certain significant respects from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences is presented in Note 22 to the financial statements.

GRANT THORNTON UK LLP
REGISTERED AUDITORS
CHARTERED ACCOUNTANTS

Bristol

Date: 27 July 2004

ON DEMAND DISTRIBUTION LIMITED

Principal Accounting policies

For the year ended 31 March 2004

BASIS OF PREPARATION

The financial statements have been prepared in accordance with applicable accounting standards and under the historical cost convention.

The principal accounting policies of the group are set out below. These policies have remained unchanged from the previous year apart from the accounting policy in relation to revenues and associated liabilities from Subscription and Pay as you Go packages. These revenues are now recognised at the point of sale, when the group’s contractual obligations have been fulfilled, as opposed to 30 days after the point of sale. This new accounting policy is in accordance with Financial Reporting Standard number 5 Application Note G.

The effect of the change in accounting policy is to increase revenue in respect of March 2004 by some £260,000 and to increase cost of sales by £200,000. The corresponding increase in March 2003 is £60,000 in respect of revenue and £48,000 in respect of cost of sales. The figures for the prior year are not material to the current year results and therefore a prior year adjustment has not been processed.

BASIS OF CONSOLIDATION

The group financial statements consolidate those of the company and of its subsidiary undertakings (see Note 8) drawn up to 31 March 2004. Acquisitions of subsidiaries are dealt with by the acquisition method of accounting.

TURNOVER AND REVENUE RECOGNITION

Group turnover is the total amount receivable by the group for the provision of software and services for the distribution and sale of digital music over the Internet, excluding VAT and trade discounts.

Licence and related fees

Turnover includes licence and related fees receivable for the use of the WebAudioNet platform which are credited in full to the profit and loss account in the period in which the contracts are signed.

A la carte downloads

A la carte sales represent consumer downloads of music from the OD2 catalogue. The revenue and associated liability for each download are recognised at the point of sale.

Subscription and Pay as you Go Packages

Consumers can pre-purchase bundles of credits which can be used to access music from the OD2 catalogue. After a specified period any unused credits expire. No refunds are payable for expired credits. The revenue and associated liability for each bundle of credits is recognised in the profit and loss account at the point of sale.

ON DEMAND DISTRIBUTION LIMITED

PRINCIPAL ACCOUNTING POLICIES

For the year ended 31 March 2004

TANGIBLE FIXED ASSETS AND DEPRECIATION

Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets by equal annual instalments over their expected useful lives.

The rates generally applicable are :

Computer Equipment & Software:	1 to 3 years
Fixtures and Fittings:	3 to 10 years

INVESTMENTS

Investments are included at cost less amounts written off.

DEFERRED TAXATION

Deferred tax is recognised on all timing differences where the transactions or events that give the company an obligation to pay more tax in the future, or a right to pay less tax in the future, have occurred by the balance sheet date. Deferred tax assets are recognised when it is more likely than not that they will be recovered. Deferred tax is measured using the rates of tax that have been enacted or substantively enacted by the balance sheet date.

FOREIGN CURRENCIES

The financial statements of foreign subsidiaries are translated at the rate of exchange ruling at the balance sheet date. The exchange differences arising from the retranslation of the opening net investment in subsidiaries are taken directly to reserves. All other exchange differences are dealt with through the profit and loss account.

RETIREMENT BENEFITS

Defined Contribution Pension Scheme — The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.

ON DEMAND DISTRIBUTION LIMITED

Consolidated profit and loss account

For the year ended 31 March 2004

	Note	2004	2003
		£	£
Turnover	2	3,350,098	760,376
Cost of sales		(1,574,109)	(145,860)

Gross profit		1,775,989	614,516
Operating charges		(3,950,180)	(2,677,811)

Operating loss		(2,174,191)	(2,063,295)
Net interest	3	(37,630)	28,159

Loss on ordinary activities before taxation	2	(2,211,821)	(2,035,136)
Tax on loss on ordinary activities	5	(4,211)	306,010

Loss for the financial year	13	(2,216,032)	(1,729,126)

All of the activities of the company are classed as continuing.

There were no recognised gains or losses other than the loss for the financial year.

The accompanying accounting policies and notes form an integral part of these financial statements.

ON DEMAND DISTRIBUTION LIMITED

Consolidated balance sheet AS AT 31 MARCH 2004

	Note	2004	2003
		£	£
Fixed assets
Tangible assets	7	271,504	182,606

Current assets
Debtors	9	1,167,031	747,127
Cash at bank and in hand		632,870	143,014

		1,799,901	890,141
Creditors: amounts falling due within one year	10	(1,745,511)	(677,104)

Net current assets		54,390	213,037

Creditors: amounts falling due after more than one year	11	(1,888,208)	—

Total assets less current liabilities		(1,562,314)	395,643

Capital and reserves
Called up share capital	12	1,864,810	1,027,861
Share premium account	13	4,243,148	5,068,433
Profit and loss account	13	(7,670,272)	(5,700,651)

Shareholders’ funds		(1,562,314)	395,643

These financial statements were approved by the Board of Directors on 27 July 2004.

Charles Grimsdale — Director

The accompanying accounting policies and notes form an integral part of these financial statements.

ON DEMAND DISTRIBUTION LIMITED

Balance sheet AS AT 31 MARCH 2004

	Note	2004	2003
		£	£
Fixed assets
Tangible assets	7	262,134	172,924
Investments	8	40,191	40,191

		302,325	213,115

Current assets
Debtors	9	1,154,089	736,857
Cash at bank and in hand		606,922	115,016

		1,761,011	851,873
Creditors: amounts falling due within one year	10	(1,753,709)	(671,388)

Net current assets		7,302	180,485

Creditors: amounts falling due after more than one year	11	(1,888,208)	—

Total assets less current liabilities		(1,578,581)	393,600

Capital and reserves
Called up share capital	12	1,864,810	1,027,861
Share premium account	13	4,243,148	5,068,433
Profit and loss account	13	(7,686,539)	(5,702,694)

Shareholders’ funds		(1,578,581)	393,600

These financial statements were approved by the Board of Directors on 27 July 2004.

Charles Grimsdale — Director

The accompanying accounting policies and notes form an integral part of these financial statements.

ON DEMAND DISTRIBUTION LIMITED

Consolidated cash flow statement

For the year ended 31 March 2004

	Note	2004	2003
		£	£
Net cash outflow from operating activities	14	(1,100,586)	(1,849,628)

Returns on investments and servicing of finance
Interest received		10,937	28,159

Net cash inflow from returns on investments and servicing of finance		10,937	28,159

Taxation		(4,211)	306,010

Capital expenditure
Purchase of tangible fixed assets		(267,589)	(201,002)

Net cash outflow from capital expenditure		(267,589)	(201,002)

Financing
Issue of shares		54,196	—
Expenses paid in connection with share issue		(42,532)	—
Issue of convertible loan notes		1,839,641	—

Net cash inflow from financing		1,851,305	—

Increase/(decrease) in cash	15	489,856	(1,716,461)

The accompanying accounting policies and notes form an integral part of these financial statements.

ON DEMAND DISTRIBUTION LIMITED

Notes to the financial statements

For the year ended 31 March 2004

1	POST BALANCE SHEET EVENTS

On 22 June 2004, the Board of Loudeye Corp. announced a private offer to acquire all of the issued and to be issued ordinary share capital of On Demand Distribution Limited. Loudeye Corp., of 1130 Rainier Avenue, Seattle, Washington 98144, USA, is a company whose common stock is traded on the NASDAQ Small Cap Market.

The offer was recommended unanimously by the Board of On Demand Distribution Limited and on 22 June 2004 the offer became unconditional.

In accordance with the terms of the offer, Loudeye Corp. advanced £3 million to the company for working capital purposes. Further funding up to an additional £2 million may be provided, if necessary, on a quarterly basis beginning on April 2005 pursuant to budgets approved by the Board of Loudeye Corp.

On 8 April 2004 On Demand Distribution Srl was incorporated in Italy. On Demand Distribution Srl is a 100% owned subsidiary of On Demand Distribution Ltd, providing local territory business development, marketing and support services to the UK holding company.

The Company has distribution agreements in place with over 75 record labels, giving access to a library of over 1,000,000 tracks. A number of these agreements are for fixed terms and require renegotiation from time to time.

The Company’s distribution agreement with one of the major record labels includes a clause allowing either party to terminate the agreement in October 2004 by giving the other party 90 days written notice. Pursuant to this clause, a termination notice was served by the record label in July 2004.

The Company, in the normal course of business, considers the renewal of agreements of this nature on a case by case basis. The Company is engaged in an active dialogue with the record label and will conclude renegotiations for an extension of the distribution agreement providing that this can be achieved on terms which are commercially acceptable to the Board.

2	TURNOVER AND LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

The turnover and loss before taxation is attributable to the continuing activity of the provision of software and services for the distribution of music over the internet. The turnover, loss before taxation and net assets are all attributable to this one class of business.

The loss on ordinary activities is stated after:	2004 £	2003 £
Auditors’ remuneration:
Audit services	14,000	9,250
Non-audit services	2,000	1,600
Depreciation
Tangible fixed assets, owned	178,691	170,668
Other operating lease rentals	1,016	6,043

3	NET INTEREST

	2004 £	2003 £
Other interest receivable and similar income	(10,937)	(28,159)
Interest accrued on convertible loan notes	48,567	—

Net interest payable/(receivable)	37,630	(28,159)

4	DIRECTORS AND EMPLOYEES

Staff costs during the year were as follows:	2004 £	2003 £
Wages and salaries	1,570,059	1,354,156
Cost of share awards	246,411	—
Social security costs	202,206	170,787
Other pension costs	66,327	58,949

	2,085,003	1,583,892

The average number of employees of the group during the year was 41 (2003: 36).

Remuneration in respect of directors was as follows:	2004 £	2003 £
Emoluments	427,539	380,250
Pension contributions to money purchase pension schemes	18,675	18,646

	446,214	398,896

During the year 5 (2003: 5) directors participated in money purchase pension schemes.

The amounts set out above include remuneration in respect of the highest paid director as follows:

	2004	2003
	£	£
Emoluments	126,789	94,475
Pension contributions to money purchase pension schemes	3,750	3,721

	130,539	98,196

Certain directors were granted share options and share warrants during the period.

The company granted a share warrant on 9 October 2000 entitling a director to subscribe to 5,000 ordinary shares of £1 each at a subscription price of £19.50 per share. The warrant is exercisable from the date of grant. At 31 March 2004 this warrant had not been exercised.

On 5 November 2001 the company granted 6,791 share warrants over £1 ordinary shares to directors. The warrants are exercisable from the date of grant at an exercise price of £1. At 31 March 2004 none of the share warrants had been exercised.

During the year ended 31 March 2004, as part of a reorganisation of the Company’s share capital, option holders surrendered their existing options. New options over 10p ordinary shares were then granted to the directors.

All the directors’ options are exercisable at nil cost. One director has options which were fully vested at the date of grant. The remainder of the directors have options that are 50% vested on grant, with a further 25% vesting 12 months after date of grant and the final 25% vesting 24 months after grant.

No new warrants were issued to directors during the reorganisation of the share capital.

5	TAX ON LOSS ON ORDINARY ACTIVITIES

The tax charge/(credit) represents:

	2004	2003
	£	£
Overseas taxation	4,211	1,471
Adjustment in respect of prior period:
Research & development tax credit	—	(307,481)

	4,211	(306,010)

Unrelieved tax losses of approximately £6,847,000 (2003: £4,721,000) remain available to offset against future taxable trading profits.

The tax assessed for the year is lower than the standard rate of corporation tax in the UK of 30%

(2003: 30%). The differences are explained as follows:

	2004	2003
	£	£
Loss on ordinary activities before tax	(2,211,821)	(2,035,136)

Loss on ordinary activities multiplied by the standard rate of corporation tax of 30% (2002: 30%)	(663,546)	(610,541)
Effect of:
Disallowable expenses	1,633	1,103
Depreciation for the period in excess of capital allowances	(26,520)	(9,122)
Loss utilisation — carried forward	693,964	626,293
Difference in overseas tax rates	(1,320)	(6,262)

	4,211	1,471

6	LOSS FOR THE FINANCIAL YEAR

The parent company has taken advantage of section 230 of the Companies Act 1985 and has not included its own profit and loss account in these financial statements. The parent company’s loss for the year was £2,230,256 (2003: £1,753,434).

7	TANGIBLE FIXED ASSETS

	Computer	Computer	Fixtures &
The group	equipment	Software	Fittings	Total
	£	£	£	£
Cost At 1 April 2003	483,920	51,595	7,827	543,342
Additions	226,630	40,561	398	267,589

At 31 March 2004	710,550	92,156	8,225	810,931

Depreciation At 1 April 2003	332,379	25,557	2,800	360,736
Provided in the year	149,318	27,419	1,954	178,691

At 31 March 2004	481,697	52,976	4,754	539,427

Net book amount at 31 March 2004	228,853	39,180	3,471	271,504

Net book amount at 31 March 2003	151,541	26,038	5,027	182,606

	Computer	Computer	Fixtures &
The company	equipment	Software	Fittings	Total
	£	£	£	£
Cost
At 1 April 2003	473,717	47,429	1,329	522,475
Additions	219,230	38,593	1,874	259,697

At 31 March 2004	692,947	86,022	3,203	782,172

Depreciation
At 1 April 2003	315,849	33,399	303	349,551
Provided in the year	153,292	16,470	725	170,487

At 31 March 2004	469,141	49,869	1,028	520,038

Net book amount
at 31 March 2004	223,806	36,153	2,175	262,134

Net book amount
at 31 March 2003	157,868	14,030	1,026	172,924

8	FIXED ASSET INVESTMENTS

Investment
in group undertakings
£
Cost At
1 April 2003	40,191

Additions	–
At 31 March 2004	40,191

At 31 March 2004 the group held 20% or more of the equity of the following:

	Country of	Class of	Proportion
	incorporation	share capital	held by the
		held	group
On Demand Distribution GmbH	Germany	Ordinary	100%

On Demand Distribution sas	France	Ordinary	100%

WebAudioNetwork Limited	U.K.	Ordinary	100%

On Demand Distribution GmbH and On Demand Distribution sas are principally engaged in providing marketing, business development and account management services for On Demand Distribution Limited.

WebAudioNetwork Limited was dormant throughout the year.

All of the subsidiary undertakings have been consolidated at 31 March 2004.

9	DEBTORS

	The group		The company
	2004	2003	2004	2003
	£	£	£	£
Trade debtors	880,153	479,008	880,153	476,286
Other debtors	122,491	201,373	118,179	201,373
Prepayments and accrued income	164,387	66,746	155,757	59,198

	1,167,031	747,127	1,154,089	736,857

Included within group and company other debtors are amounts totalling £116,747 (2003: £201,074) which are recoupable against future subscription revenues. The directors are confident that these amounts will be recovered within one year.

10	CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

	The group		The company
	2004	2003	2004	2003
	£	£	£	£
Trade creditors	523,654	63,623	518,212	109,598
Social security and other taxes	82,894	53,188	54,284	42,742
Other creditors	154,021	140,612	229,750	140,202
Accruals	984,942	419,681	951,463	378,846

	1,745,511	677,104	1,753,709	671,388

11	CREDITORS: AMOUNTS FALLING AFTER MORE THAN ONE YEAR

	The group		The company
	2004	2003	2004	2003
	£	£	£	£
Convertible loan notes	1,888,208	–	1,888,208	–

The loan notes fall due for repayment on the earlier of the repayment date (24 April 2008), the sale of the group or an IPO. A premium of 20% is payable on redemption. The loan stock (excluding the redemption premium) is convertible into 10p ordinary shares at the option of the note holder at any time before the repayment date, the sale of the group or an IPO. The conversion rate is £0.45 per share. Interest accrues at a fixed rate of 1% above LIBOR on the Principal Amount (defined as the initial amount plus subsequent drawdowns plus accrued interest) and is compounded and rolled up. The balance outstanding at 31 March 2004 includes accrued interest of £48,567. The loan notes are secured by a fixed and floating charge over all the assets of the company.

12	SHARE CAPITAL

	2004	2003
	£	£
Authorised Ordinary shares of 10p each (2003 £1 each)	3,462,943	1,059,277
’A’ Ordinary shares of £1 each	–	440,723

Total Authorised	3,462,943	1,500,000

Allotted, called up and fully paid Ordinary shares of 10p each	1,864,810	587,138
’A’ Ordinary shares of £1 each	–	440,723

Total Issued	1,864,810	1,027,861

On 9 April 2003 the company issued a further 9,196 £1 ordinary shares following the exercise of warrants.

On 11 April 2003 the company subdivided each of its £1 ordinary shares and each of its £1 ‘A’ ordinary shares into 10 shares of 10p.

On 11 April 2003 the company increased its authorised share capital by 13,018,585 10p ordinary shares and 6,610,845 10p ‘A’ ordinary shares.

On 24 April 2003 the company issued a further 99,999 10p ordinary shares followed by a bonus issue of 1 for 4 ordinary shares held and 3 for 2 ‘A’ ordinary shares held.

Once the above transactions had been effected, all authorised and issued ‘A’ ordinary shares of 10p each were converted into ordinary shares of 10p.

At this point all shares in the company rank pari passu in all respects.

During the year the company issued a further 75,838 ordinary shares of 10p each following the exercise of options.

Contingent rights to the allotment of shares

On 24 April 2003 and 1 September 2003 certain directors and employees of the company signed deeds of surrender in relation to their existing share options. Subsequently the remuneration committee approved the grant of options over 4,154,927 10p ordinary shares. These options are exercisable at nil cost and have differing vesting schedules. For directors and longer serving employees the options are 50% vested on grant, with a further 25% vesting 12 months after date of grant and the final 25% vesting 24 months after the date of grant. For other employees, the options vest equally in three tranches over the three years following the date of grant.

13	RESERVES AND RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS’ FUNDS

The group

			Share	Total
	Profit and	Share	Premium	shareholders'
	loss account	capital	account	funds
	£	£	£	£
At 1 April 2003	(5,700,651)	1,027,861	5,068,433	395,643
Loss for the financial year	(2,216,032)			(2,216,032)
Issue of shares	–	836,949	(825,285)	11,664
Cost of share awards	246,411	–	–	246,411

At 31 March 2004	(7,670,272)	1,864,810	4,243,148	(1,562,314)

The company

			Share	Total
	Profit and	Share	Premium	shareholders'
	loss account	capital	account	funds
	£	£	£	£
At 1 April 2003	(5,702,694)	1,027,861	5,068,433	393,600
Loss for the financial year	(2,230,256)	–	–	(2,230,256)
Issue of shares	–	836,949	(825,285)	11,664
Cost of share awards	246,411	–	–	246,411

At 31 March 2004	(7,686,539)	1,864,810	4,243,148	(1,578,581)

14	NET CASH OUTFLOW FROM OPERATING ACTIVITIES

	2004	2003
	£	£
Operating loss	(2,174,191)	(2,063,295)
Cost of share awards	246,411	–
Depreciation	178,691	170,668
Increase in debtors	(419,904)	(244,056)
Increase in creditors	1,068,407	287,055

Net cash outflow from operating activities	(1,100,586)	(1,849,628)

15	RECONCILIATION OF NET CASHFLOW TO MOVEMENT IN NET DEBT

	2004	2003
	£	£
Increase/(decrease) in cash in the year	489,856	(1,716,461)
Net funds at 1 April 2003	143,014	1,859,475

Net funds at 31 March 2004	632,870	143,014

16	ANALYSIS OF CHANGES IN NET FUNDS

	At 1 April		At 31 March
	2003	Cash flow	2004
	£	£	£
Cash in bank and at hand	143,014	489,856	632,870

17	CAPITAL COMMITMENTS

Neither the group nor the company had any capital commitments at 31 March 2004 or 31 March 2003.

18	CONTINGENT LIABILITIES

There were no contingent liabilities at 31 March 2004 or at 31 March 2003.

19	PENSIONS

The company contributes to individual defined contribution pension schemes which are for the benefit of directors and certain employees. The assets of those schemes are administered by trustees in funds independent from those of the company.

20	RELATED PARTY TRANSACTIONS

The group issued a convertible loan note on 24 April 2004 to Mr P B Gabriel, a director of the company, for a total of £500,000. At the balance sheet date the company had drawn down £400,000 against this convertible loan note. The final instalment of £100,000 was drawn down on 28 April 2004.

21	CONTROLLING RELATED PARTY

The company has no controlling related party.

22	SUMMARY OF THE DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND THE UNITED STATES OF AMERICA

The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”) which differ in certain respects from accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The following is a summary of the significant adjustments to (loss) on ordinary activities and equity shareholders’ funds/(deficit) when reconciling amounts recorded in the consolidated financial statements to the corresponding amounts in accordance with U.S. GAAP.

			Year ended	Year ended
			31 March	31 March
			2004	2003
			£	£
Loss on ordinary activities under U.K. GAAP			(2,216,032)	(1,729,126)
U.S. GAAP adjustments:
Revenue recognition	(a	)	(499,529)	(185,839)
Stock based compensation	(b	)	(1,205,656)	(43,756)
Provision for compensated absences	(c	)	(17,687)	(10,000)

Net loss under U.S. GAAP			(3,938,904)	(1,968,721)

			Year ended	Year ended
			31 March	31 March
			2004	2003
			£	£
Equity shareholders’ (deficit)/ funds under U.K. GAAP			(1,562,314)	395,643
U.S. GAAP adjustments:
Revenue recognition	(a	)	(870,266)	(370,736)
Stock based compensation	(b	)	9,250	9,092
Provision for compensated absences	(c	)	(32,687)	(15,000)

Shareholders’ (deficit)/ equity under U.S. GAAP			(2,456,017)	18,999

(a) Revenue recognition

Under U.S. GAAP, the company recognises revenue in accordance with SEC Staff Accounting Bulletin No. 104, Revenue Recognition and EITF 00-21, Revenue Arrangements with Multiple Deliverables. The differences from the accounting policies under UK GAAP are as follows:

Licence and related fees

Under U.K. GAAP, licence and related fees receivable for the use of the WebAudioNet platform are recognised in full in the period in which the contracts are signed. Under U.S. GAAP, licence and related fees receivable for the use of the WebAudioNet platform are recognised rateably over the licence period from the date the contract is signed.

Subscription and Pay as you Go Packages

Under U.K. GAAP, revenue from the sale of non-refundable credits which can be used to access music from the OD2 catalogue is recognised in the profit and loss account at the point of sale. Under U.S. GAAP, revenue from the sale of these credits is recognised at the earlier of the date the music is accessed by the customer or the date of expiry of the credits. A liability is recognised for unused and unexpired credits at the balance sheet date.

(b) Stock based compensation

The company has issued various forms of stock based compensation both to employees and non-employee service providers. Under U.K. GAAP, compensation expense is recorded in the profit and loss account for stock based compensation if at the date of grant the option or warrant exercise price is less than the market value of the shares. Any expense is recognised over the vesting period of the option or warrant.

Under U.S. GAAP, the company accounts for its employee share options, warrants and bonus share issuances under Accounting Principles Board Opinion 25 Accounting for Stock Issued to Employees , FIN 44 Accounting for certain transactions involving stock compensation and EITF 00-23 Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44. Any difference between the market value of the shares at the measurement date and the exercise price of the option/ warrant is credited to shareholders’ equity and written off in the income statement over the vesting period. The market value of employee bonus shares is credited to shareholders’ equity and expensed in the income statement on grant date. The company has applied modification accounting to the surrender of options and subsequent grant of new options to employees during the year ended 31 March 2004. Accordingly any surplus between the market value of the shares under option and the exercise price at the end of each year following the modification is expensed to the income statement over the remaining vesting period. The methodology set out in FIN 28 Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans has been used to allocate the compensation cost over the employee’s service period.

Under U.S. GAAP, the company accounts for share options and warrants issued to non employees in exchange for services under SFAS 123 Accounting for Stock-Based Compensation . Any difference between the fair value of the shares at the measurement date and the exercise price of the option/ warrant is credited to shareholders’ equity and written off in the income statement over the service performance period. Any unamortised compensation cost is shown as an asset in the balance sheet.

(c) Provision for compensated absences

Under U.K. GAAP no provision is made for employee’s compensated absences (ie vacation). Under U.S. GAAP provision is made for the cost of employee’s rights to compensated absences from work.

Presentational differences:

Deferred income taxes

Under U.K. GAAP, deferred tax is provided in full on timing differences that result in an obligation at the balance sheet date to pay more tax, or a right to pay less tax, at a future date, at rates expected to apply when they crystallize based on current tax rates and laws. Deferred tax assets are recognised to the extent it is regarded as more likely than not that they will be recovered.

Under U.S. GAAP, deferred taxes are provided for all temporary differences on a full asset and liability basis. A valuation allowance is established in respect of those deferred tax assets where it is more likely than not that some portion will not be realised. Under U.S. GAAP, the Group’s net deferred tax assets have been fully valued at both 31 March 2004 and 31 March 2003 (resulting in a net deferred tax asset of nil at both dates).

Balance sheet presentation

Under U.K. GAAP, assets in the balance sheet are presented in ascending order of liquidity.

Under U.S. GAAP, assets are presented in descending order of liquidity.

Comprehensive loss

The comprehensive loss under U.S. GAAP is the same as net income under U.S. GAAP for all periods presented.

Cash flow statements

Under U.K. GAAP, the consolidated cash flow statement is presented in accordance with FRS No. 1 (Revised) Cash Flow Statements (FRS 1). The statement prepared under FRS 1 presents substantially the same information as that required under SFAS No. 95 Statement of Cash Flows. Under U.S. GAAP, however, there are certain differences from U.K. GAAP with regard to classification of items within the cash flow statement with regard to the definition of cash.

Under SFAS No. 95, cash and cash equivalents include cash and short-term investments with original maturities of three months or less. Under FRS 1, cash comprises cash in hand and at bank (on demand) and overnight deposits, net of bank overdrafts.

The following statements summarise the statements of cash flows as if they had been presented in accordance with U.S. GAAP, and include the adjustments which reconcile cash and cash equivalents under U.S. GAAP to cash on demand reported under U.K. GAAP.

	Year ended	Year ended
	31 March	31 March
	2004	2003
	£	£
Net cash used in operating activities	(1,093,860)	(1,515,459)
Net cash used in investing activities	(267,589)	(201,002)
Net cash provided by financing activities	1,851,305	—

Net increase in cash and cash equivalents	489,856	(1,716,461)

Cash and cash equivalents under U.S. GAAP at beginning of year	143,014	1,859,475

Cash and cash equivalents under U.S. GAAP at end of year	632,870	143,014

Recently issued U.S. Accounting Standards

SFAS No. 150 Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances), whereby many of those instruments were previously classified as equity. SFAS No. 150 is effective for all freestanding financial instruments entered into or modified after May 31, 2003 otherwise it became effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 is to be implemented by reporting the cumulative effect of a change in accounting principle for financial instruments created before the issuance of SFAS No. 150 and still existing at the beginning of the interim period of adoption. The company adopted the provisions of SFAS No. 150 effective August 1, 2003. The adoption of SFAS No. 150 did not have an impact on the financial statements

FASB Interpretation No. 46 Consolidation of Variable Interest Entities. (“FIN 46”). FIN 46 requires the consolidation of entities that cannot finance their activities without the support of other parties and that lack certain characteristics of a controlling interest, such as the ability to make decisions about the entity’s activities via voting or similar rights. An entity that consolidates a variable interest entity is the primary beneficiary of the entity’s activities. FIN 46 applied immediately to variable interest entities created after January 31, 2003, and required application in the first period ending after December 15, 2003 for entities in which an enterprise holds a variable interest entity that it acquired before February 1, 2003. The adoption of FIN 46 did not have a material impact on the consolidated results of operations or financial position. In December 2003, the FASB revised FIN 46 (“FIN 46R”), which delayed the required implementation date for variable interest entities until the end of the first reporting period that ends after March 15, 2004. The adoption of FIN 46R did not have a material impact on our consolidated results of operations

Unaudited Pro Forma Condensed Consolidated Financial Statements

          The following unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2004 and for the year ended December 31, 2003 give the effect of the acquisition by Loudeye of all of the outstanding share capital of On Demand Distribution Limited (“OD2”), including minority interest shares acquired subsequent to June 30, 2004, pursuant to a tender offer commenced on June 22, 2004.

          The consideration for the transaction consisted of the following elements:

•	All shareholders and option holders of OD2 have elected to tender their shares to Loudeye or exchange their OD2 options for Loudeye options pursuant to the terms of Loudeye’s tender offer which commenced on June 22, 2004. As a result, Loudeye has issued or will issue 9,665,178 shares of its common stock to former OD2 shareholders and options to purchase 2,212,302 shares of Loudeye common stock to former OD2 option holders. These shares and options include shares of Loudeye common stock and options to purchase Loudeye common stock to be issued to OD2 security holders who elected to tender their OD2 shares or exchange their OD2 options for Loudeye options subsequent to June 22, 2004. These shares exclude certain shares that have been placed into escrow as described immediately below.

•	Certain of OD2’s principal shareholders agreed to have an aggregate of 15% of the total consideration payable in the transaction held in escrow by Loudeye for 18 months to satisfy claims Loudeye may have with respect to breaches of representations, warranties and covenants, indemnification claims and working capital adjustments. As of June 22, 2004, Loudeye had issued and placed in escrow 2,072,369 shares of its common stock to 17 former OD2 shareholders who had tendered their shares of OD2 stock as of that date. The company is also obligated to place into escrow approximately 20,000 additional shares of its common stock with respect to one individual who elected to exchange his OD2 options for Loudeye options upon exercise of such options by that individual.

•	Loudeye will pay approximately $2.8 million in cash to retire certain liabilities.

•	Loudeye is obligated to pay an additional £8.1 million (approximately $14.9 million based on exchange rates as of June 30, 2004), excluding the 15% additional consideration to be held in escrow (as discussed below), through November 30, 2005, to OD2’s shareholders, as follows:

•	On November 30, 2004, approximately £1.0 million or $1.9 million;

•	On January 31, 2005, approximately £4.0 million or $7.3 million;

•	On May 31, 2005, approximately £1.0 million or $1.9 million; and

•	On November 30, 2005, approximately £2.1 million or $3.8 million.

•	15% of the total additional consideration that Loudeye is required to pay to the OD2 shareholders through November 30, 2005, or approximately $2.6 million, will be placed into escrow along with the escrow shares that are currently held in escrow.

•	Loudeye is obligated to pay an additional contingent consideration of up to £10.0 million (approximately $18.0 million based on exchange rates as of June 30, 2004) without adjustment for 15% holdback in escrow if OD2 achieves certain financial performance targets during the period through November 30, 2006.

          The escrow shares and the 15%, or approximately $2.6 million, of additional consideration described above are not recorded as liabilities and the value of the shares held in escrow and the 15% additional consideration was not included in determining the cost of acquiring OD2, since the resolution of the escrow shares and 15% additional consideration is still pending. Loudeye will reflect the escrow shares as outstanding and the liability relating to the 15% additional consideration as accrued and record the value of both as additional costs of acquiring OD2 upon the earlier of the expiration of the 18 month escrow period or when Loudeye believes beyond a reasonable doubt that it will not state a claim pursuant to the terms of the escrow.

          Under the terms of the acquisition, future cash consideration is payable in British currency (pounds), and accordingly the corresponding U.S. dollar amounts set forth above may vary with fluctuations in the prevailing exchange rate. All future payments are payable in cash or, at Loudeye’s election and if approved by stockholders representing a majority of Loudeye’s outstanding shares (excluding shares issued in connection with the transaction to the extent such shares are required to be excluded by the rules of the Nasdaq Stock Market), in shares of Loudeye common stock, the number of which will be determined based on Loudeye’s volume weighted average share price for a specified period prior to issuance. OD2 shareholders may also elect to receive promissory notes in lieu of any cash payments that Loudeye may be required to make. Loudeye has also agreed to reserve 2 million shares for stock option grants under its 2000 Stock Option Plan to employees of OD2 for future services.

          The following table summarizes as of September 7, 2004, the preliminary estimated fair values of the assets acquired and liabilities assumed, along with the preliminary estimated useful lives of property and equipment and intangible assets, based upon management’s internal analysis, which have been recorded in Loudeye’s digital media services segment (in thousands):

	Purchase Price Allocation	Useful life
Current assets	$2,700
Property and equipment	629	1 – 3 years
Goodwill	36,324
Acquired technology	2,970	3 years
Current liabilities	(6,196)

Total purchase price allocation	$36,427

          The total purchase consideration of $36,427,000 is greater than the amount of $33,701,000 reported in Loudeye’s Form 10-Q filed on August 31, 2004 because the effect of acquiring the minority interest, which occurred subsequent to June 30, 2004, is reflected herein.

          The purchase price allocation set forth above and reflected in the pro forma financials is preliminary and subject to change in future periods pending the completion of an independent valuation report. Loudeye is currently in the process of finalizing its assessment of the fair value of the net assets acquired. The preliminary allocation of the purchase price to tangible and intangible assets, as well as the related amortization expense, may change materially as a result of the completion of Loudeye’s evaluation of the fair value of the net assets acquired.

          Loudeye’s fiscal year ends on December 31 of each year. OD2’s fiscal year ends on March 31 of each year. The following unaudited pro forma condensed consolidated statements of operations have been prepared to assist you in your analysis of the financial effects of the acquisition of OD2. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2004 combines the historical results for Loudeye for the six months ended June 30, 2004, and the historical results for OD2 for the period from January 1, 2004 through the date of acquisition on June 22, 2004, as if the acquisition had occurred on January 1, 2004. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2003 combines the historical results for Loudeye for the year ended December 31, 2003, and the historical results for OD2 for the fiscal year ended March 31, 2004, as if the acquisition had occurred on January 1, 2003.

          Loudeye’s information was derived from its unaudited financial statements for the quarterly period ended June 30, 2004, and its audited financial statements as of and for the year ended December 31, 2003. These unaudited and audited financial statements are included in Loudeye’s Form 10-Q, filed on August 31, 2004, and in Loudeye’s Form 10-K, filed on March 19, 2004, respectively. Loudeye’s historical information was prepared using accounting principles generally accepted in the United States of America (“US GAAP”) and United States Dollars (“US$” or “$”).

          OD2’s information was derived from its unaudited internal financial statements for the period from January 1, 2004 through the date of acquisition on June 22, 2004, and its audited financial statements as of and for the year ended March 31, 2004. OD2’s historical information was prepared using accounting principles generally accepted in the United Kingdom (“UK GAAP”) and British pounds (“UK British Pounds” or “ £”), and is restated in US$. For pro forma purposes, OD2’s operating results have been restated to conform to US GAAP. Additionally, certain line items reported by OD2 on its historical statements of group profit or loss have been reclassified and presented to conform to the method of statement of operations presentation utilized by Loudeye.

          Both the December 31, 2003 pro forma information and the June 30, 2004 pro forma information include OD2’s operating results for the three-month period ended March 31, 2004. Revenues and net loss for this three-month period, on a US GAAP basis, were £1,087,000 and £1,370,000, respectively, or approximately $1,979,000 and $2,495,000 assuming exchange rates used in the June 30, 2004 pro forma information. These amounts exclude those adjustments reflected in the pro forma information under the column labeled “Pro-Forma Adjustments.”

          In converting OD2’s statement of operations information from UK British Pounds to US$, all statement of operations captions were translated using the average exchange rate for the period presented: US $1.8214 per £ for the period from January 1, 2004 to June 22, 2004, and US $1.6873 per £ for the year ended December 31, 2003.

          The unaudited pro forma condensed consolidated statements of operations do not reflect any operating efficiencies and cost savings that we may achieve with respect to the entities, nor any expense associated with achieving those benefits.

          The unaudited pro forma condensed consolidated statements of operations presented are based on currently available information and upon certain assumptions that Loudeye believes are reasonable as described in the accompanying notes, which include adjustments that have the effect of presenting the proforma combined statements of operations under US GAAP. The adjustments included in the unaudited pro forma consolidated financial statements represent Loudeye’s preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the pro forma financial information.

          The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes and are not necessarily indicative of what our results of operations actually would have been if the acquisition had occurred as of the dates indicated, nor are they necessarily indicative of results of operations for any future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Loudeye’s historical financial statements, together with the related notes thereto, included in Loudeye’s annual report on Form 10-K for the year ended December 31, 2003 and quarterly report on Form 10-Q for the period ended June 30, 2004, and OD2’s historical financial statements, together with the related notes thereto, included elsewhere in this Form 8-K/A.

LOUDEYE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(in thousands, except per share amounts)

	Loudeye	On Demand	Pro-forma			Total
	Corp. (1)	Distribution, LTD (2)	Adjustments			Pro Forma
REVENUES	$5,122	$3,675	$			$8,797
COST OF SALES
Other cost of revenues	3,207	3,654				6,861
Non-cash stock-based compensation	38	171				209

Total cost of revenues	3,245	3,825		—		7,070

Gross Profit	1,877	(150)		—		1,727
OPERATING EXPENSES
Research and development	1,343	1,557				2,900
Sales and marketing	1,471	1,069				2,540
General and administrative	4,192	2,691				6,883
Amortization of intangibles and other assets	266	195		495	(3)	956
Stock-based compensation	165	4,716				4,881
Special charges — goodwill impairments	—	—				—
Special charges (credits) — other	(50)	—				(50)

Total operating expenses	7,387	10,228		495		18,110

OPERATING LOSS	(5,510)	(10,378)		(495)		(16,383)
OTHER INCOME (EXPENSES), net
Interest income	186	18				204
Interest expense	(130)	(229)		(178	)(4)	(537)
Loss on sale of media restoration business	(160)	—				(160)
Other, net	186	(7)				179

Total other income (expense), net	82	(218)		(178)		(314)

NET LOSS	$(5,428)	$(10,596)		$(673)		$(16,697)

Net loss per share — basic and diluted	$(0.08)					$(0.22)

Weighted average shares — basic and diluted	67,013			9,665	(5)	76,678

Notes:

(1)	Amounts represent those reported in Loudeye Corp.’s Form 10-Q filed on August 31, 2004.

(2)	Amounts represent OD2’s operating results for the period from January 1, 2004 through June 22, 2004, which is the date for which OD2’s operating results began to be reflected in Loudeye Corp.’s historical results. Amounts are on a U.S. GAAP basis and have been translated using the average exchange rate ($1.8214 per British Pound) for the period presented. Certain other reclassifications have been made to conform OD2’s presentation to that of Loudeye’s.

(3)	Amount represents the amortization of acquired developed technologies assuming a three-year useful life.

(4)	Amount represents estimated interest expense on the guaranteed deferred purchase consideration, which is accrued, that will be incurred within six-months subsequent to the acquisition.

(5)	Amount represents shares of common stock issued or to be issued (excluding those held in escrow (2,072,369 shares) and excluding 2,212,302 Loudeye options issued in exchange for OD2 options), in connection with the acquisition of OD2. Shares listed include shares issued to acquire OD2’s minority interest, which was consummated approximately one month after acquisition. Shares listed exclude those that may be issued in connection with the deferred purchase consideration as Loudeye has the option to settle this liability in either cash or shares.

LOUDEYE CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except per share amounts)

	Loudeye	On Demand
	Corp.	Distribution, LTD
	Year ended	Year ended	Pro-forma			Total
	Dec. 31, 2003(1)	Mar. 31, 2004 (2)	Adjustments			Pro Forma
REVENUES	$11,948	$4,464	$			$16,412
COST OF SALES
Other cost of revenues	7,144	3,876				11,020
Non-cash stock-based compensation	62	—				62

Total cost of revenues	7,206	3,876		—		11,082

Gross Profit	4,742	588		—		5,330
OPERATING EXPENSES
Research and development	1,688	2,070				3,758
Sales and marketing	3,286	1,257				4,543
General and administrative	7,778	1,085				8,863
Amortization of intangibles and other assets	1,100	302		990	(3)	2,392
Stock-based compensation	1,298	2,450				3,748
Special charges — goodwill impairments	5,307	—				5,307
Special charges — other	3,392	—				3,392

Total operating expenses	23,849	7,164		990		32,003

OPERATING LOSS	(19,107)	(6,576)		(990)		(26,673)
OTHER INCOME (EXPENSES), net
Interest income	347	19				366
Interest expense	(286)	(83)		(258	)(4)	(627)
Increase in fair value of common stock warrants	(248)	—				(248)
Other, net	120	(7)				113

Total other income (expense), net	(67)	(71)		(258)		(396)

NET LOSS	$(19,174)	$(6,647)		$(1,248)		$(27,069)

Net loss per share — basic and diluted	$(0.39)					$(0.46)

Weighted average shares — basic and diluted	49,797			9,665	(5)	59,462

Notes:

(1)	Amounts represent those reported in Loudeye Corp.’s Form 10-K filed on March 22, 2004.

(2)	Amounts represent those reported this filing, after incorporating those adjustments necessary to conform to U.S. GAAP as stated in footnote 22, and have been translated using the average exchange rate ($1.6873 per British Pound) for the year presented (April 1, 2003 through March 31, 2004). Certain other reclassifications have been made to conform OD2’s presentation to that of Loudeye’s.

(3)	Amount represents the amortization of acquired developed technologies assuming a three-year useful life.

(4)	Amount represents estimated interest expense on the guaranteed deferred purchase consideration, which is accrued, that will be incurred within one year subsequent to the acquisition.

(5)	Amount represents shares of common stock issued or to be issued (excluding those held in escrow (2,072,369 shares) and excluding 2,212,302 Loudeye options issued in exchange for OD2 options), in connection with the acquisition of OD2. Shares listed include shares issued to acquire OD2’s minority interest, which was consummated approximately one month after acquisition. Shares listed exclude those that may be issued in connection with the deferred purchase consideration as Loudeye has the option to settle this liability in either cash or shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
	By:	/s/ Jeffrey M. Cavins
Date: September 7, 2004		Jeffrey M. Cavins
Chief Executive Officer and President

EXHIBIT INDEX

2.1	Recommended Offer by Loudeye Corp. for On Demand Distribution Limited dated June 22, 2004 (including form of Registration Rights Agreement)(i)

2.2	Deed Poll of Warranty and Indemnity dated June 22, 2004(i)

23.1	Consent of Independent Registered Public Accounting Firm

(i)	Incorporated by reference to Loudeye Corp.’s current report on Form 8-K dated June 22, 2004.